Exhibit 5.2

1313 North Market Street P.O. Box 951 Wilmington, DE 19899-0951 302 984 6000 www.potteranderson.com

Exhibit 5.2

March 22, 2023

To Each of the Persons Listed

On Schedule A Attached Hereto

RE: WarnerMedia Holdings, Inc. – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Delaware counsel for (i) WarnerMedia Holdings, Inc., a Delaware corporation formerly known as Magallanes, Inc. (the “Issuer”), (ii) Warner Bros. Discovery, Inc., a Delaware corporation formerly known as Discovery, Inc. and as Discovery Communications, Inc. (“WBD”; the Issuer and WBD, each, a “Corporation,” and collectively, the “Corporations”), and (iii) Discovery Communications, LLC, a Delaware limited liability company (“DCL”, and together with each Corporation, a “Delaware Party,” and collectively, the “Delaware Parties”), in connection with the Indenture (as defined below). This opinion is being provided to you at your request. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Indenture.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies or forms otherwise proved to our satisfaction, of the following:

(a) certain organizational documents for each of the Delaware Parties as set forth on Schedule B hereto;

(b) the Indenture, dated as of March 15, 2022 (the “Initial Indenture”), between the Issuer, AT&T Inc., as Parent Guarantor (as defined therein), and U.S. Bank Trust Company, National Association, as Trustee (as defined therein);

(c) the First Supplemental Indenture, dated as of April 8, 2022 (the “Supplemental Indenture,” and together with the Initial Indenture, collectively, the “Indenture”), among WBD, DCL, Scripps Networks Interactive, Inc., the Issuer, and U.S. Bank Trust Company, National Association, as Trustee under the Indenture (each capitalized term as defined therein);

To Each of the Persons Listed

On Schedule A Attached Hereto

March 22, 2023

(d) the form of the Exchange Notes to be issued by the Issuer pursuant to the Indenture on the date hereof (the “Exchange Notes”);

(e) the Proposed Resolutions of the Board of Directors of WBD, dated May 16, 2021 (the “Discovery Board Resolutions”);

(f) the Proposed Resolutions of the Finance Committee of the Board of Directors of WBD, dated February 14, 2022 (the “Discovery Finance Committee Resolutions”);

(g) the Written Consent of the Management Committee of DCL, dated March 15, 2022 (the “DCL Consent”);

(h) the Action Without a Meeting by Unanimous Written Consent of the Board of Directors of the Issuer, dated May 17, 2021 (the “Issuer Merger Consent”);

(i) the Action Without a Meeting by Unanimous Written Consent of the Board of Directors of the Issuer, adopted on February 23, 2022 (the “Issuer Schedule of Authorizations Consent”);

(j) the Issuer Unanimous Written Consent of the Board of Directors to Action Without a Meeting, dated April 8, 2022 (the “2022 Issuer Consent”);

(k) the Issuer Unanimous Written Consent of the Board of Directors to Action Without a Meeting, dated March 21, 2023 (the “2023 Issuer Consent;” the Discovery Board Resolutions, the Discovery Finance Committee Resolutions, the DCL Consent, the Issuer Merger Consent, the Issuer Schedule of Authorizations Consent, the 2022 Issuer Consent, and the 2023 Issuer Consent, collectively, the “Resolutions”);

(l) the Assistant Secretary’s Certificate of the Issuer, dated March 15, 2022, including all attachments thereto (the “Existing Issuer Certificate”); the Secretary’s Certificate of WBD, dated April 8, 2022, including all attachments thereto; and the Secretary’s Certificate of DCL, dated April 8, 2022, including all attachments thereto (collectively, the “Existing Officer’s Certificates”);

(m) Officer’s Certificates and Secretary’s Certificates of each of the Issuer, WBD and DCL, dated the date hereof (collectively, the “2023 Officer’s Certificates”), as to certain matters; and

(n) a certificate of good standing for each of the Delaware Parties obtained from the Secretary of State of the State of Delaware (the “Secretary of State”) as of a recent date.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (n) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (n) above) that is referred to

To Each of the Persons Listed

On Schedule A Attached Hereto

March 22, 2023

in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we have assumed to be true, complete, and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies or drafts conform to the originals of those documents.

For purposes of this opinion, we have assumed (i) the legal capacity of all natural persons who are signatories to the documents examined by us, (ii) except to the extent set forth in opinion paragraphs 1 and 2 below, the due organization or due formation, as the case may be, and valid existence and good standing of each party to the documents examined by us, (iii) except to the extent set forth in opinion paragraphs 3 and 4 below, that each party to the documents examined by us has all necessary power and authority to enter into and deliver such documents and to perform its respective obligations thereunder, (iv) except to the extent set forth in opinion paragraphs 5 and 6 below, the due authorization, execution, and delivery by all parties thereto of all documents examined by us (including, without limitation, the execution of the Certificate of Formation and each Certificate of Merger by an “authorized person” (within the meaning of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq. (the “LLC Act”))), (v) that (A) the Indenture constitutes the legal, valid, and binding agreement of each of the parties thereto, and is enforceable against each of the parties thereto in accordance with its terms, and (B) each of the Exchange Notes, when duly executed and delivered by the Issuer, shall constitute the legal, valid, and binding agreement of the Issuer, and shall be enforceable against the Issuer in accordance with its terms, (vi) that the documents examined by us set forth the entire understanding among the parties thereto with respect to the subject matter thereof, are in full force and effect, and have not been amended, revoked, or modified (except as herein referenced), (vii) that any amendment or restatement of any document examined by us has been accomplished in accordance with, and was permitted by, the relevant provisions of such document prior to such amendment or restatement, (viii) that no steps have been taken to dissolve or terminate DCL and no event of dissolution has occurred with respect to DCL, (ix) that the Indenture and each Delaware Party’s performance thereunder, including the execution and delivery thereof, are necessary and convenient to the conduct, promotion and attainment of the business of such Delaware Party, and that WBD directly or indirectly owns all of the outstanding stock or limited liability company interests, as applicable, of the Issuer and DCL; and (x) that prior to the filing of the Certificate of Conversion, (A) Discovery Communications, Inc. was duly incorporated, validly existing and in good standing, and (B) the conversion of Discovery Communications, Inc. into DCL and the LLC Agreement were approved in the manner provided for by (X) the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of Discovery Communications, Inc. and the conduct of its business, and (Y) applicable law (including the laws of the State of Delaware), each as in effect

To Each of the Persons Listed

On Schedule A Attached Hereto

March 22, 2023

immediately prior to such filing. We have further assumed that the Board of Directors of each of the Issuer and AT&T Inc., as applicable, by adopting the resolutions, the AT&T Affiliate Schedule of Authorizations and AT&T’s Schedule of Authorizations attached to the Existing Issuer Certificate, authorized the entering into and performance by the Issuer of the Initial Indenture and that Andrew B. Keiser was a duly elected Vice President and Assistant Treasurer of the Issuer and of AT&T Inc. at the time he executed the Initial Indenture on behalf of the Issuer.

This opinion is limited to the laws of the State of Delaware (excluding tax, insurance, antitrust, emergency, securities and blue sky laws of the State of Delaware and rules, regulations, orders and decisions related thereto), and we have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations, and orders thereunder that are currently in effect. Our opinions are rendered only as of the date hereof, and we expressly disclaim any obligation to update such opinions with regard to changes in law or events occurring after the date hereof. We have not participated in the preparation of the Registration Statement or any other offering material relating to the Delaware Parties, and we assume no responsibility for the contents of any such material.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that, under Delaware law:

1. Each of the Corporations is duly incorporated, validly existing, and in good standing as a corporation under the General Corporation Law of the State of Delaware (the “DGCL”).

2. DCL is duly formed, validly existing, and in good standing as a limited liability company under the LLC Act.

3. (a) Under the DGCL and the applicable Organizational Documents, the Issuer has all necessary corporate power and authority to execute and deliver the Indenture, and to perform its obligations thereunder, including the power and authority to issue the Exchange Notes.

(b) Under the DGCL and the applicable Organizational Documents, WBD has all necessary corporate power and authority to execute and deliver the Supplemental Indenture, and to perform its obligations under the Indenture.

4. Under the LLC Act and the applicable Organizational Documents, DCL has all necessary limited liability company power and authority to execute and deliver the Supplemental Indenture, and to perform its obligations under the Indenture.

5. (a) The Issuer (i) has taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations under, the Indenture, including the issuance of the Exchange Notes, and (ii) has duly executed and delivered the Indenture and,

To Each of the Persons Listed

On Schedule A Attached Hereto

March 22, 2023

when executed and delivered by an officer (as listed on Exhibit D of the applicable 2023 Officer’s Certificate) by or on behalf of the Issuer, the Exchange Notes.

(b) WBD (i) has taken all necessary corporate action to authorize the execution and delivery of the Supplemental Indenture, and the performance of its obligations under the Indenture, and (ii) has duly executed and delivered the Supplemental Indenture.

6. DCL (a) has taken all necessary limited liability company action to authorize the execution and delivery of the Supplemental Indenture, and the performance of its obligations under the Indenture, and (b) has duly executed and delivered the Supplemental Indenture.

7. The execution and delivery by each Delaware Party of the Initial Indenture or Supplemental Indenture, as applicable, and the performance of its obligations under the Indenture (including, with respect to the Issuer, the issuance of the Exchange Notes), do not (a) result in a breach or violation of the Organizational Documents of such Delaware Party, (b) violate the laws of the State of Delaware applicable to such Delaware Party, or (c) require any consents (other than the Resolutions) under the DGCL or the LLC Act, as applicable.

The opinions in this letter are subject to the following assumptions, qualifications, limitations and exceptions, in addition to those above:

We express no opinion (a) as to the Uniform Commercial Code or as to whether any filings may be required thereunder in connection with any of the documents examined by us (including, without limitation, the Indenture), (b) as to any person’s or entity’s ownership of, title to, or interests in any property, or (c) as to any document that is referred to or incorporated by reference into any document reviewed by us. Our opinions in numbered paragraphs 5 and 6 above regarding execution and delivery are based solely on the 2023 Officer’s Certificates and the Existing Officer’s Certificates.

In connection with the foregoing, we hereby consent to your reliance upon this opinion as to matters of Delaware law. We also consent to the reliance upon this opinion as to matters of Delaware law of Debevoise & Plimpton LLP (“Debevoise”) in connection with any opinions rendered by Debevoise on or about the date hereof in connection with the Indenture and the transactions contemplated thereby. Without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. Furthermore, we consent to the filing of this opinion with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Form S-4 Registration Statement filed with the SEC on March 22, 2023 (the “Registration Statement”), and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Validity of the Notes”. In giving the foregoing consent, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

To Each of the Persons Listed

On Schedule A Attached Hereto

March 22, 2023

Very truly yours,

/s/ Potter Anderson & Corroon LLP

TAM/AGF

Schedule A

WarnerMedia Holdings, Inc.

Warner Bros. Discovery, Inc.

Discovery Communications, LLC

Schedule B

1.	the Certificate of Incorporation of Issuer as filed with the Secretary of State on May 14, 2021;

2.	the Certificate of Amendment to Certificate of Incorporation of the Issuer, as filed with the Secretary of State on May 28, 2021;

3.	the Certificate of Amendment to Certificate of Incorporation of the Issuer, as filed with the Secretary of State on June 1, 2021;

4.	the Amended and Restated Certificate of the Issuer, as filed with the Secretary of State on April 7, 2022;

5.

the Certificate of Merger of Drake Subsidiary, Inc., (a Delaware corporation) with and into Magallanes, Inc., (a Delaware corporation), as filed with the Secretary of State on April 8, 2022 and effective at 5:02 p.m. Eastern Time on April 8, 2022 (including the Second Amended and Restated Certificate of Incorporation attached as Exhibit A thereto, the “Second A&R Issuer Certificate”);

6.

the Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Issuer, as filed with the Secretary of State on April 14, 2022 (together with the Second A&R Issuer Certificate, the “Certificate of Incorporation of the Issuer”);

7.	the Amended and Restated Bylaws of the Issuer as adopted on April 8, 2022 (together with the Certificate of Incorporation of Issuer, the “Organizational Documents” of the Issuer);

8.	the Certificate of Incorporation of WBD, as filed with the Secretary of State on April 28, 2008;

9.	the Restated Certificate of Incorporation of WBD, as filed with the Secretary of State on September 17, 2008;

10.	the Certificate of Designation of Series A Junior Participating Preferred Stock of WBD, as filed with the Secretary of State on September 17, 2008;

11.	the Certificate of Designation of Series B Junior Participating Preferred Stock of WBD, as filed with the Secretary of State on September 17, 2008;

12.	the Certificate of Designation of Series C Junior Participating Preferred Stock of WBD, as filed with the Secretary of State on September 17, 2008;

13.	the State of Delaware Certificate of Change of Registered Agent and/or Registered Office relating to WBD, as filed with the Secretary of State on June 3, 2014;

14.	the Certificate of Designation of Series A-1 Convertible Participating Preferred Stock of WBD, as filed with the Secretary of State on August 7, 2017;

15.	the Certificate of Designation of Series C-1 Convertible Participating Preferred Stock of WBD, as filed with the Secretary of State on August 7, 2017;

16.	the Certificate of Amendment of Certificate of Incorporation of WBD, as filed with the Secretary of State on March 6, 2018;

17.	the State of Delaware Certificate of Change of Registered Agent and/or Registered Office relating to WBD, as filed with the Secretary of State on February 25, 2021;

18.

the Second Restated Certificate of Incorporation of WBD, as filed with the Secretary of State on April 8, 2022 effective as of 5:00 p.m. Eastern Time on April 8, 2022 (including Exhibit A attached thereto, the “Second Restated Certificate of Incorporation of WBD”);

19.

the State of Delaware Certificate of Change of Registered Agent and/or Registered Office relating to WBD, as filed with the Secretary of State on December 7, 2022 (together with the Second Restated Certificate of Incorporation of WBD, the “Certificate of Incorporation of WBD”);

20.	the Amended and Restated Bylaws of WBD, as amended and restated as of November 10, 2020;

21.	the Amended and Restated Bylaws of WBD, as amended and restated as of April 8, 2022 (together with the Certificate of Incorporation of WBD, the “Organizational Documents” of WBD);

22.	the Certificate of Incorporation of Discovery Communications, Inc., a Delaware Close Corporation, as filed with the Secretary of State on April 12, 1991;

23.

the Certificate of Ownership and Merger Merging Cable Educational Network, Inc., a Maryland Corporation, with and into Discovery Communications, Inc., a Delaware Close Corporation, as filed with the Secretary of State on November 26, 1991;

24.

the Certificate of Ownership and Merger Merging The Learning Channel, Inc., a Delaware Corporation, with and into Discovery Communications, Inc., a Delaware Close Corporation, as filed with the Secretary of State on December 15, 1993;

25.	the Certificate of Ownership and Merger Merging Your Choice TV, Inc. into Discovery Communications, Inc., as filed with the Secretary of State on December 19, 1997;

26.	the Certificate of Change of Location of Registered Office and Registered Agent of Discovery Communications, Inc., as filed with the Secretary of State on April 29, 1999;

27.	the Certificate of Ownership and Merger Merging Discovery Health Media, Inc. into Discovery Communications, Inc., as filed with the Secretary of State on April 20, 2000;

28.	the Certificate of Ownership and Merger Merging Project Discovery, Inc. into Discovery Communications, Inc., as filed with the Secretary of State on December 29, 2000;

29.	the Certificate of Amendment to Certificate of Incorporation of Discovery Communications, Inc., as filed with the Secretary of State on September 21, 2001;

30.	the Certificate of Ownership and Merger Merging Discovery.com, Inc. into Discovery Communications, Inc., as filed with the Secretary of State on December 31, 2001;

31.	the Certificate of Change of Registered Agent and Registered Office relating to Discovery Communications, Inc., as filed with the Secretary of State on July 26, 2002;

32.	the Certificate of Amendment of Certificate of Incorporation of Discovery Communications, Inc. (a Delaware Close Corporation), as filed with the Secretary of State on June 23, 2003;

33.	the Certificate of Conversion to Limited Liability Company of Discovery Communications, Inc. to DCL, as filed with the Secretary of State on May 14, 2007 (the “Certificate of Conversion”);

34.	the Certificate of Formation of DCL, as filed with the Secretary of State on May 14, 2007 (the “Initial Certificate of Formation”);

35.	the State of Delaware Certificate of Amendment relating to DCL, as filed with the Secretary of State on February 4, 2008 (the “First DCL Amendment”);

36.	the Certificate of Merger of Discovery Europe, LLC with and into DCL, as filed with the Secretary of State on October 11, 2011 (the “First DCL Merger”);

37.

the Certificate of Merger of Discovery Kids North America, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on December 23, 2019 (the “Second DCL Merger”);

38.

the Certificate of Merger of Discovery New York, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on December 23, 2019 (the “Third DCL Merger”);

39.

the Certificate of Merger of Discovery 3D Holding, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on December 23, 2019 (the “Fourth DCL Merger”);

40.

the Certificate of Merger of Discovery World Television, Inc. (a Maryland corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on September 14, 2020 (the “Fifth DCL Merger”);

41.

the Certificate of Merger of Discovery Publishing, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on September 14, 2020 (the “Sixth DCL Merger”);

42.

the State of Delaware Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Liability Company relating to DCL, as filed with the Secretary of State on January 11, 2021 (the “Second DCL Amendment”);

43.

the Certificate of Merger of Discovery Communications Ventures, LLC (a Delaware limited liability company) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on September 28, 2021 and effective at 12:01 a.m. EDT on September 30, 2021 (the “Seventh DCL Merger”);

44.

the Certificate of Merger of Discovery Civilization North America, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on September 28, 2021 and effective at 12:01 a.m. EDT on September 30, 2021 (the “Eighth DCL Merger”);

45.

the Certificate of Merger of Discovery Patent Licensing, LLC (a Delaware limited liability company) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on September 28, 2021 and effective at 12:01 a.m. EDT on September 30, 2021 (the “Ninth DCL Merger”);

46.

the Certificate of Merger of Discovery Health North America, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on September 28, 2021 and effective at 12:01 a.m. EDT on September 30, 2021 (the “Tenth DCL Merger”);

47.

the Certificate of Merger of Discovery SC Investment, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on September 28, 2021 and effective at 12:01 a.m. EDT on September 30, 2021 (the “Eleventh DCL Merger”);

48.

the Certificate of Merger of Beacon Solutions, Inc. (a Delaware corporation) with and into DCL (a Delaware limited liability company), as filed with the Secretary of State on February 18, 2022 and effective as 12:01 a.m. EDT on February 28, 2022 (the “Twelfth DCL Merger;” the First DCL Merger, the Second DCL Merger, the Third DCL Merger, the Fourth DCL Merger, the Fifth DCL Merger, the Sixth DCL Merger, the Seventh DCL Merger, the Eighth DCL Merger, the Ninth DCL Merger, the Tenth DCL Merger, the Eleventh DCL Merger, and the Twelfth DCL Merger, each, a “Certificate of Merger”);

49.

the State of Delaware Certificate of Amendment Changing Only the Registered Office or Registered Agent of a Limited Liability Company relating to DCL, as filed with the Secretary of State on March 9, 2023 (the “Third DCL Amendment;” the Initial Certificate of Formation, the First DCL Amendment, the Second DCL Amendment, and the Third DCL Amendment, collectively, the “Certificate of Formation”); and

50.

the Amended and Restated Limited Liability Company Agreement of DCL, dated as of March 9, 2021 (including Exhibit A thereto, the “LLC Agreement”), by Discovery Communications Holding, LLC, as the sole member (the Certificate of Formation, each Certificate of Merger, and the LLC Agreement, collectively, the “Organizational Documents” of DCL).